UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 19, 2005

PRECIS, INC.

(Name of business issuer in its Charter)

OKLAHOMA	001-15667	73-1494382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2040 North Highway 360
Grand Prairie, Texas 75050

(Address of principal executive offices)

(866) 578-1665

(Issuer’s telephone number)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of registrant under any of the following provisions (See General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

PRECIS, INC.

Form 8-K

Current Report

Table of Contents

Item 4.01	Changes In Registrant’s Certifying Accountant
Item 9.01	Exhibits
Signature

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

As described in Items 4.01(a) and (b) below, Precis, Inc. (the “Company” or the “Registrant”) has dismissed BDO Seidman LLP (“BDO”) as the Company’s independent registered public accounting firm, effective as of December 19, 2005, and has engaged Hein & Associates LLP (“Hein”) as its new independent registered public accounting firm for the year ending December 31, 2005, and to perform procedures related to the financial statements included in the Company’s quarterly reports on Form 10-Q, beginning with the quarter ending March 31, 2006.  As described in the third paragraph of Item 4.01(a) below, the change in independent registered public accounting firms is not the result of any disagreement with BDO.

Item 4.01(a) Previous Independent Accountants

(a)  Information Required by Item 304(a)(1) of Regulation S-K.

(i) On December 19, 2005, the Company informed BDO that it had dismissed BDO as its registered independent accounting firm effective on that date.

(ii) The report of BDO on the consolidated financial statements as of and for the years ended December 31, 2004 and 2003, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principle.

(iii) The Registrant’s Audit Committee made the decision to change independent accountants, acting under authority delegated to it by the Board of Directors of the Company.

(iv)  During the two most recent fiscal years and through December 19, 2005, there have been no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would be expected to cause them to make reference thereto in their reports on financial statements.

(v)  During the two most recent fiscal years and through December 19, 2005, except as noted in this paragraph, there have been no “Reportable Events” (as defined in Regulation S-K, Item 304(a)(1)(v)).  In conjunction with BDO’s audit of the consolidated financial statements for the year ended December 31, 2004, BDO communicated to the Company’s Audit Committee the existence of a material weakness related to (i) quantifying and providing for doubtful accounts receivable, and significant deficiencies related to (i)  information technology control deficiencies related to disaster recovery and control over the program change process, (ii) inadequate reconciliation procedures for transactions and balances in cash-in-trust held on behalf of members who have escrowed funds with the Company, (iii) inadequate information technology application controls over the accuracy of claims transactions through our claims processing systems, and (iv) inadequately detailed reporting of member statistics such as enrollments, terminations, and number of healthcare members for use in analytical review and control of our membership revenue, provider network cost and commission expense transactions.  Information regarding these deficiencies is incorporated herein by reference to Item 9A (Controls and Procedures) of the Registrant’s Form 10-K filed with the Securities and Exchange Commission on April 18, 2005.

(vi) The Registrant has furnished BDO with a copy of the foregoing disclosure and requested that BDO furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.  A copy of such letter, dated December 21, 2005, is filed as Exhibit 16.1 to this Form 8-K.

Item 4.01(b) New Independent Accountants

On December 19, 2005, the Company engaged Hein as the Registrant’s independent accountants for the year ending December 31, 2005, and to perform procedures related to the financial statements included in the Company’s quarterly reports on Form 10-Q, beginning with the quarter ended March 31, 2006.  The Audit Committee made the decision to engage Hein acting under authority delegated to it by the Company’s Board of Directors.  The Company has not consulted with Hein during its two most recent fiscal years or during any subsequent interim period prior to its appointment as auditor regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided that Hein concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K). The company has authorized BDO to provide all relevant information to Hein in order to provide for the transition of independent accountants.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhbit No.	Description of Exhibit

16.1	Letter from BDO Seidman LLP to the Securities and Exchange Commission dated December 21, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECIS, INC.

By:	/s/ Frank Apodaca

Frank Apodaca
President

Dated: December 21, 2005